EXHIBIT 99.1


          INFOGRAMES ENTERTAINMENT COMPLETES ACQUISITION OF CONTROLLING
                        STAKE IN GT INTERACTIVE SOFTWARE


     $135 Million Investment Creates Global Interactive Entertainment Leader


LYON, FRANCE, NEW YORK, NY & SAN JOSE, CA, December 17, 1999- Infogrames Entertainment S.A., an established leading developer, publisher and distributor of interactive entertainment, today announced it has completed the acquisition of a controlling interest in U.S.-based GT Interactive Software (Nasdaq: GTIS). Infogrames Entertainment acquired the controlling stake through a total investment of $135 million.

In addition to the cash infusion, GTIS is expected to benefit from significant operating synergies and a stronger balance sheet. The company is taking restructuring charges of approximately $70 million as it continues to rationalize operations and move further toward profitability and enhanced shareholder value.

Infogrames Entertainment

Headquartered in Lyon, France, Infogrames Entertainment (Paris Bourse: SICOVAM 5257; Bloomberg: IFG) is a leading company in the development, design, publishing and distribution of interactive entertainment software for Nintendo, Sega and Sony consoles and PCs. The company was founded in 1983 by its Chairman and CEO, Bruno Bonnell. The company ranks as one of the top interactive entertainment software companies worldwide.

Infogrames develops and distributes award-winning PC and video games for all the top game consoles, including Sega, Dreamcast, Nintendo 64, Nintendo Game Boy Color, PlayStation, and personal computer platforms. Its catalog includes world famous licenses such as Warner Bros. "Looney Tunes" and "Mission: Impossible" from Paramount. Original titles include "V-Rally", which has sold over 4.7 million units across nearly 60 countries. Infogrames owns one of the largest distribution networks in the industry in Europe and Australia. For more information on Infogrames' latest news developments, visit:
www.infogrames.com.

GT Interactive Software

Headquartered in New York, GT Interactive Software Corp. (Nasdaq: GTIS) is a leading global developer, publisher and distributor of interactive consumer software. The company maintains four divisions: Children's Publishing, Leisure Publishing, Frontline Publishing and Distribution. The company has publishing operations throughout the world with offices in the US, Canada, UK, Germany, France, Holland and Australia. GTIS also has seven internal development studios:
Humongous Entertainment, Cavedog Entertainment, SingleTrac, WizardWorks, Oddworld, Legend Entertainment, and Reflections. GTIS's ecommerce system provides secure online transactions through each of the studios' Web sites and www.gtstore.com. GTIS can be found on the Internet at www.gtinteractive.com.

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Safe Harbor Statement

All statements in this press release concerning future events are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include: statements concerning the expected operating synergies and the enhancement of GTIS's financial resources as a result of the transaction, all statements regarding GTIS's future profitability and all statements concerning whether the transaction and GTIS's joining with Infogrames will add value to GTIS shareholders or will benefit those shareholders. Such statements involve risks and uncertainties which may cause results to differ materially from those set out in the statements, and there can be no assurance that such results will be achieved or that the plans, intentions or expectations of Infogrames and GTIS will be realized. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: world-wide business and industry conditions;
adoption of new hardware systems; product delays; software development requirements and their impact on product launches; relations with customers; the risk that the additional capital provided by this transaction may not be sufficient to sustain and develop GTIS's operations (including the possibility that GTIS will experience negative net-cash flow from operations); risk of further restructuring charges; difficulties in integrating GTIS's operation with Infogrames; risks of actual or potential problems or difficulties in GTIS's operations that Infogrames may not have discovered during its review of GTIS prior to agreeing to the transaction; the risk that GTIS may not be able to meet its commitment under its various agreements with banks and the consequent risk of a default on one or more of such agreements; possible difficulties caused by the burden on Infogrames' management resources that will be imposed by this additional acquisition; and the risk that changes and innovations in GTIS management, strategy or structure following the change of control could be costly, disruptive to operations and unsuccessful in achieving improved performance. The important factors that could cause actual results to differ materially from those in the forward-looking statements also include other risks and factors detailed in GTIS's filings with the Securities and Exchange Commission including but not limited to the factors described on pages 9-15 of the company's annual report on form 10-K for the fiscal year ended March 31, 1999. Such filings have discussed among other things: the difficulties GTIS could encounter if it is unable to introduce new products on a timely basis; possible inability to develop, market and publish new products if GTIS is unable to secure or maintain relationships with independent software developers; competition that GTIS faces for the services of independent software developers; the risk that independent developers may publish their own products instead of using GTIS to do so; possible inability to recover through sales advance royalty payments made to developers; the risk that GTIS may not anticipate or adapt to rapidly changing technology; possible cost increases resulting from control that certain licensors exercise over GTIS's manufacture of products; all the economical and political risks of doing business abroad; the risk the distribution business may decline as competition increases and internet technology improves; possible difficulties in protecting intellectual property rights; risks to distribution revenues from the possibility that competitor interactive game manufacturers may stop distributing product through GTIS; the uncertainty and possible failure of successfully implementing an internet strategy; risks created by litigation in which GTIS is currently involved; the possibility that products, systems and sales may be subject to year 2000 problems; the risks created by the increasingly hit-driven nature of the interactive game market, and the possibility that GTIS may not be the company

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manufacturing  and distributing the hits;  logistical  problems  associated with distribution of products (including outsourcing distribution); and the risk that GTIS may experience higher than anticipated product returns and may need to provide greater than anticipated price protection.

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